UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 2, 2016

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(Exact name of registrant as specified in its charter)

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New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  732-524-0400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The company announced today that its subsidiary, Johnson & Johnson Consumer Inc., has entered into a definitive agreement to acquire Vogue International, a privately held company focused on the marketing, development and distribution of salon-influenced and nature inspired hair care and other personal care products, for approximately $3.3 billion in cash. The acquisition will include the OGX® collection of shampoos, conditioners, treatments, styling products, body care and bath products, the FX™ line of hair styling products, and the Proganix® and Maui Moisture hair care lines.

The closing is subject to antitrust clearance and other customary closing conditions. The transaction is expected to close during the third quarter of 2016.

Upon closing, the transaction is not expected to impact the 2016 sales or earnings guidance ranges that the company announced on April 19, 2016.

The related press release dated June 2, 2016 is attached as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

99.1        Johnson & Johnson press release dated June 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date: June 2, 2016	By:	/s/ Lacey P. Elberg
Lacey P. Elberg
Secretary